UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2011

Spark Networks, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-32750	20-8901733
(Commission File Number)	(IRS Employer Identification No.)

8383 Wilshire Boulevard, Suite 800, Beverly Hills, California	90211
(Address of Principal Executive Offices)	(Zip Code)

(323) 658-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on June 14, 2011. For more information about the proposals set forth below, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 27, 2011. The final voting results on each of the matters submitted to a vote of stockholders were as follows:

Proposal No. 1: The Company’s stockholders elected, by a plurality of the votes cast, each of the seven nominees to the Board of Directors, to serve until the Company’s 2012 annual meeting of stockholders or until their respective successors have been elected, as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Gregory R. Liberman	11,083,085	2,401,698	4,991,895
Adam S. Berger	10,418,773	3,066,010	4,991,895
Benjamin Derhy	10,681,341	2,803,442	4,991,895
Thomas G. Stockham	10,681,341	2,803,442	4,991,895
Jonathan B. Bulkeley	10,681,341	2,803,442	4,991,895
Michael A. Kumin	10,386,888	3,097,895	4,991,895
Peter L. Garran	10,679,341	2,805,442	4,991,895

Proposal Number 2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,444,770	2,279	29,629	0

Proposal Number 3. The approval of a stockholder proposal regarding the election of directors by majority vote. The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,411,999	57,934	14,850	4,991,895

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS, INC.
Date: June 15, 2011
	By:	/s/ Joshua A. Kreinberg
	Name:	Joshua A. Kreinberg
	Title:	General Counsel and Corporate Secretary